Exhibit 10.6

BOND PURCHASE AGREEMENT

This BOND PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 7, 2024, by and between Pure Plastic LLC, a Delaware limited liability company (the “Purchaser”), and PureCycle: Technologies LLC, a Delaware limited liability company, qualified to do business in the State of Ohio (the “Seller” or the “Guarantor” and together with the Purchaser, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture (as defined herein).

WHEREAS, Southern Ohio Port Authority, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”), are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued the $219,550,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), the $20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and the $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” or the “Taxable Bonds” and together with the Series 2020B Bonds, the “Subordinate Bonds”, and together with the Tax-Exempt Bonds, the “Bonds”);

WHEREAS, all of the Bonds are Outstanding;

WHEREAS, the Issuer and PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”) are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in, among other things, financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Seller is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Seller, in its capacity as Guarantor, has provided a guaranty with respect to Obligations of the Company under the Loan Agreement on the terms set forth therein in favor of the Trustee;

WHEREAS, pursuant to that certain Purchase Agreement and Consent dated as of March 5, 2024, Guarantor purchased (i) all of the Subordinate Bonds, and (ii) all but $2,800,000 in aggregate principal amount of the Senior Bonds; and as of this date, the Guarantor is the Holder of the aforesaid Subordinate Bonds and all but $2,800,000 of the Senior Bonds;

WHEREAS, the Seller is willing to sell to Purchaser those Bonds listed on Exhibit A to this Agreement (the “Purchased Bonds”), at a purchase price of $800 per $1,000 principal amount of Purchased Bonds (the “Purchase Price”) upon the terms and conditions set forth in this Agreement;

WHEREAS, the Purchaser agrees with the Seller that Purchaser will purchase the Purchased Bonds from Seller at the Purchase Price and upon the terms and conditions set forth herein;

WHEREAS, on May 8, 2023, PureCycle Technologies, Inc., a Delaware corporation and parent of the Seller and the Company (“PCT Inc.”), entered into $40.0 million Term Loan Facility (the “Loan”) pursuant to a Term Loan Credit Agreement dated as of May 8, 2023, as amended August 21, 2023 and March 1, 2024 (the “Term Loan Credit Agreement”), among PCT Inc., PureCycle Technologies Holdings Corp. and the Seller (collectively, the “Credit Facility Guarantors”), and the Purchaser, which matures on December 31, 2025;

WHEREAS, amounts outstanding under the Term Loan Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Term Loan Credit Agreement) in effect for such period plus an applicable margin equal to 7.5%, and the interest rate for the outstanding Loan was 12.91929% as of May 6, 2024; the Loan was issued with a 5% original issue discount; and there is a prepayment premium of 12% of the amount paid (the “Prepayment Premium Amount”);

WHEREAS, as of May 10, 2024, the aggregate amount of principal outstanding, together with accrued but unpaid interest thereon under the Term Loan Credit Agreement is Forty-Five Million Four Hundred Fifty Thousand Five Hundred and Thirty-Eight Dollars ($45,450,538) (the “Outstanding Principal and Interest Payoff Amount”), all as more particularly described in that certain Payoff and Release Letter dated as of Initial Closing Date (the “Payoff and Release Letter”) by and among PCT, Inc., the Credit Facility Guarantors and the Purchaser;

WHEREAS, the Purchaser and the Seller agree that the Purchase Price for the Purchased Bonds shall be paid to the Seller by the Purchaser (i) by the deemed satisfaction of the Outstanding Principal and Interest Payoff Amount in accordance with and subject to the terms and conditions of the Payoff and Release Letter to be delivered on the Initial Closing Date, (ii) together with cash in the amount of Thirty Million Dollars ($30,000,000), to be paid as provided herein, and that any and all other Payoff Amounts (as defined in the Payoff and Release Letter) payable in connection with Payoff and Release Letter, including, with limitation, any Prepayment Premium Amount (all such Payoff Amounts other than the Outstanding Principal and Interest Amount, the “Other Payoff Amounts”), shall be paid by PCT, Inc. from other sources and in the manner provided in the Payoff and Release Letter;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1.
Preambles. The parties acknowledge and agree that the preambles to this Agreement are accurate; and hereby agree that the preambles are incorporated in this Agreement.

2.
Closing Date. The “Initial Closing Date” shall be the earliest date on which the Conditions set forth in Sections 3(a) and 3(d) are satisfied, anticipated to be May 10, 2024. The “First Additional Delivery Date” shall be May 15, 2024. The “Final Additional Delivery Date” shall be June 5, 2024, provided that the condition described in Section 5(a) of this Agreement has been met. On the Initial Closing Date those Purchased Bonds in the aggregate par amount of $69,315,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(a) and 3(d) of this Agreement; on the First Additional Delivery Date, those Purchased Bonds in the aggregate par amount of $6,250,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(b) and 3(e) of this Agreement and payment to Seller of the Purchase Price allocable to said Purchased Bonds; and on the Final Additional Delivery Date, those Purchased Bonds in the aggregate par amount of $18,750,000 and identified on Exhibit A shall be delivered to the Purchaser upon satisfaction of the conditions set forth in Sections 3(c) and 3(f) of this Agreement and payment to Seller of the Purchase Price allocable to said Purchased Bonds. The

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Purchaser shall deliver cash in the amount of $10,000,000 on the Initial Closing Date; cash in the amount of $5,000,000 on the First Additional Delivery Date; and cash in the amount of $15,000,000 on the Final Additional Delivery Date.

3.
Conditions to Purchase of Bonds and Effectiveness of Consents.

(a)
Conditions to be Satisfied by the Seller. On or prior to the Initial Closing Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the Initial Closing Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the Initial Closing Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.
Purchaser shall have received the Payoff and Release Letter, duly executed on behalf of PCT Inc. and each of the Credit Facility Guarantors, and shall have received all Payoff Amounts, including, without limitation, all Other Payoff Amounts to be paid by PCT, Inc, in connection therewith and shall otherwise be satisfied that all other Release Conditions (as defined therein) have been satisfied in the manner provided for therein.

iv.
Purchaser shall have received this Purchase Agreement, duly executed on behalf of the Seller.

v.
The following additional conditions shall have been met:

(A) Seller shall obtain from Frost Brown Todd LLP (“Bond Counsel”) a reliance letter addressed to Purchaser permitting Purchaser to rely on the opinion of Bond Counsel dated March 26, 2024 stating that execution and delivery of the Fourth Supplemental Indenture will not adversely affect the exclusion from gross income of interest on the Tax-Exempt Bonds for federal income tax purposes; provided, however, that interest on any Tax-Exempt Bond for any period during which such Tax-Exempt Bond is held by a "substantial user" of the facilities financed by the Tax-Exempt Bonds, or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as Amended (the "Code"), is not excludible from gross income for purposes of federal income taxation pursuant to Section 103 of the Code. Such form of opinion is referred to herein as the “Tax Opinion.”

(B) Seller shall obtain a Tax Opinion related to the Tax-Exempt Bonds from Bond Counsel with respect to the execution of this Bond Purchase Agreement together with a reliance letter addressed to Purchaser permitting Purchaser to rely on such Tax Opinion.

(C) Seller shall obtain from Bond Counsel the forms of Tax Opinion and reliance letters addressed to the Purchaser that it will deliver on the date of adoption of the Supplemental Indentures referred to in Sections 5(a) and 5(b) below with respect to the Tax-Exempt Bonds and Bond Counsel’s statement that,

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with appropriate assumptions, it will deliver those opinions and reliance letters on adoption of the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (each, as defined herein), respectively.

(b)
Conditions to be Satisfied by the Seller. On or prior to the First Additional Delivery Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the First Additional Delivery Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the First Additional Delivery Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

(c)
Conditions to be Satisfied by the Seller. On or prior to the Final Additional Delivery Date:

i.
Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Seller hereunder on or prior to the Final Additional Delivery Date.

ii.
Seller shall have validly delivered or caused to be delivered to the Purchaser that portion of the Purchased Bonds for which payment is received on the Final Additional Delivery Date in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.
The Fifth Supplemental Indenture shall have been duly authorized, executed and delivered and Seller shall have provided a fully executed copy of the Fifth Supplemental Indenture to the Purchaser.

(d)
Conditions to be Satisfied by the Purchaser. On or prior to the Initial Closing Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the Initial Closing Date, including the due execution and delivery of the Investor Letter substantially in the form attached hereto as Exhibit B with respect to all of the Purchased Bonds. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the Initial Closing Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash component of that portion of the Purchased Bonds for which payment is due on the Initial Closing Date by wire transfer of immediately available funds.

iii.
Purchaser shall deliver to Seller the Payoff and Release Letter, duly executed on behalf of the Purchaser, and, subject to the satisfaction of all Release Conditions

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(as defined therein), any and all documentation related to termination of all security interests granted in favor of the Seller in connection with the Loan, in each case, in the manner provided therein.

iv.
Seller shall have received this Purchase Agreement, duly executed on behalf of the Purchaser.

(e)
Conditions to be Satisfied by the Purchaser. On or prior to the First Additional Delivery Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the First Additional Delivery Date. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the First Additional Delivery Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash due with respect to that portion of the Purchased Bonds for which payment is due on the First Additional Delivery Date by wire transfer of immediately available funds.

(f)
Conditions to be Satisfied by the Purchaser. On or prior to the Final Additional Delivery Date:

i.
Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the First Additional Delivery Date. Purchaser shall have provided the securities account information to which the Purchased Bonds to be delivered on the First Additional Delivery Date shall be transferred within the Depository Trust Company “book-entry” system. Purchaser represents that it agrees to settling the transaction by “free delivery” through UBS Financial Services, Inc.

ii.
Purchaser shall deliver, or cause to be delivered, to the Seller’s account indicated on Exhibit C attached hereto, funds aggregating the cash due with respect to that portion of the Purchased Bonds for which payment is due on the First Additional Delivery Date by wire transfer of immediately available funds.

(g)
Expenses of the Parties. Each party shall pay its respective fees and expenses relating to the performance of this Agreement, including all attorney fees.

4.
Purchase of Bonds.

(a)
On the Initial Closing Date, upon the satisfaction of the conditions set forth in Section 3 with respect to the Initial Closing Date:

i.
The Purchaser shall acquire the component of the Purchased Bonds from the Seller due on the Initial Closing Date, free and clear of all taxes,

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liens, security interests, options, purchase rights or other encumbrances of any kind.

(b)
On the Additional Delivery Date, upon the satisfaction of the conditions set forth in Section 3 with respect to the Additional Delivery Date:

i.
The Purchaser shall acquire the component of the Purchased Bonds from the Seller due on the Additional Delivery Date, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind.

5.
Supplemental Indentures.

(a)
Seller agrees that it shall make best efforts to obtain the Issuer’s authorization on or before June 5, 2024 to enter into a Supplemental Indenture (the “Fifth Supplemental Indenture”) in substantially the form attached hereto as Exhibit D supplementing the Indenture, and to direct the Trustee to execute and deliver said Supplemental Indenture. Seller shall obtain from Bond Counsel a Tax Opinion dated as of the date of the Fifth Supplemental Indenture with respect to the Fifth Supplemental Indenture together with a reliance letter addressed to Purchaser as described in Section 3(a)(v)(C), above.

(b)
Seller agrees that it shall make best efforts to obtain the Issuer’s authorization no later than September 30, 2024, to enter into a Supplemental Indenture (the “Sixth Supplemental Indenture”) supplementing the Indenture and the Loan Agreement and any other Financing Document as may be necessary in order to implement covenants listed on Exhibit E attached hereto, and to direct the Trustee to execute and deliver said Supplemental Indenture. Seller shall obtain from Bond Counsel a Tax Opinion dated as of the date of the Sixth Supplemental Indenture with respect to the Sixth Supplemental Indenture together with a reliance letter addressed to Purchaser as described in Section 3(a)(v)(C), above.

6.
Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Seller or the Purchaser unless such modification, amendment or waiver is approved in writing by the Seller and the Purchaser.

7.
Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO.

8.
Counterparts. This Agreement may be executed (manually, electronically or digitally) in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument but will not be binding upon any party hereto unless and until executed by and delivered to all parties hereto. When properly executed and delivered, this Agreement will be binding upon and inure to the benefit of the Purchaser and the Seller, and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other

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electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.

9.
Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER: PureCycle Technologies LLC By: /s/ Brad S. Kalter Brad S. Kalter Secretary PURCHASER: Pure Plastic LLC By: /s/ Dan Gibson

[Signature page to Bond Purchase Agreement]

Exhibit A

Purchased Bonds

I.
Purchased Bonds to be delivered to Purchaser on the Initial Closing Date include the following:

Par Amount CUSIP Numbers

$10,000,000 84355A AF9

$10,000,000 84355A AE2

$10,000,000 84355A AD4

$12,370,000 84355A AA0

$26,945,000 84355A AB8

$69,315,000

II.
Purchased Bonds to be delivered to Purchaser on the First Additional Delivery Date include the following:

Par Amount CUSIP Number

$6,250,000 84355A AB8

III.
Purchased Bonds to be delivered to Purchaser on the Final Additional Delivery Date include the following:

Par Amount CUSIP Numbers

$ 5,505,000 84355A AB8

$13,245,000 84355A AC6

$18,750,000

IV.
Total Par Amount of Bonds Purchased $94,315,000
V.
Total Purchase Price $75,452,000

Exhibit B

Investor Letter

FORM OF INVESTOR LETTER
May [10], 2024

PureCycle Technologies LLC

5950 Hazeltine National Drive, Suite 300

Orlando, Florida 32822

Locke Lord LLP

7850 Five Mile Road

Cincinnati, OH 45230

Re: $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds”);

$20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”); and

$_______________ Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” and collectively with the Series 2020C Bonds and the Series 2020B Bonds, the “Bonds”)

Ladies and Gentlemen:

The undersigned, being the purchaser (the “Purchaser”) of the above-referenced Bonds from PureCycle Technologies LLC (the “Seller”) on this date, hereby represents and acknowledges to you as follows:

1.
The Purchaser has purchased the Bonds on the date hereof at the price of $800 per $1,000 principal amount of the Bonds purchased, said Bonds having been issued pursuant to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Indenture”), between the Southern Ohio Port Authority (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”).
2.
The Purchaser has sufficient knowledge and experience in business and financial matters in general, and investments such as the Bonds in particular, to enable the Purchaser to evaluate the Bonds, the credit of PureCycle: Ohio LLC (the “Company”) and the Seller, the collateral and the terms of the Bonds. The Purchaser has made its own independent credit analysis and decision to purchase the Bonds based on its independent examination and evaluation of the Limited Offering Memorandum dated September 23, 2020 relating to the Bonds and the documents listed in paragraph 4 hereof.
3.
The Purchaser acknowledges that no credit rating has been sought or obtained with respect to the Bonds.
4.
The Purchaser acknowledges that it has been offered copies of the Financing Documents (as defined in the Trust Indenture), and such financial and other information by the Seller and the Company and has been provided the opportunity to ask such questions as Purchaser deems necessary to enable the Purchaser to make an informed investment decision with respect to the purchase of the Bonds.
5.
The Purchaser acknowledges that at this date the Seller is the Majority Holder of Bonds under the terms of the Trust Indenture, and that upon execution and delivery of the Fifth Supplemental Indenture described in the Bond Purchase Agreement of even date herewith, by and between the Seller and the Purchaser, the definition of Majority Holders in the Trust Indenture will be revised and the Seller will no longer be the Majority Holder under the Trust Indenture.
6.
The Purchaser’s investment in the Bonds constitutes an investment that is suitable for and consistent with its investment program, and the Purchaser is able to bear the economic risk of an investment in the Bonds, including a complete loss of such investment.
7.
The Purchaser is an “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act.
8.
The Purchaser is purchasing the Bonds for investment purposes, and not with a current view to, or for resale in connection with, any distribution, resale, pledging, fractionalization, subdivision or other disposition thereof, provided that, although the Purchaser does not intend at this time to dispose of all or any part of the Bonds, the Seller acknowledges that the Purchaser has the right to sell and transfer the Bonds in accordance with the terms and conditions of the Trust Indenture. The Purchaser acknowledges that it is solely responsible for compliance with the provisions of this paragraph, and covenants and agrees with the Seller that it will comply with the Trust Indenture and all applicable federal or state securities laws then in effect with respect to any subsequent sale, transfer or other disposition of the Bonds, and will notify any subsequent purchaser of Bonds of the resale restriction referred to in the Trust Indenture.
9.
The Purchaser acknowledges that the Bonds (i) have not been registered under the Securities Act, and (ii) have not been registered or qualified for sale under any state securities or “Blue Sky” laws, and that the Trust Indenture has not been qualified under the Trust Indenture Act of 1939, as amended.
10.
The Purchaser acknowledges that you will rely upon the accuracy and truthfulness of the representations and warranties contained herein and hereby consents to such reliance.

PURE PLASTIC LLC

By: _________________________________

Name: _______________________________

Title: ________________________________

Exhibit C

Wire Instructions for Seller’s Account

XXXXXXXXXXX

ABA #XXXXXXXXXXX

Account Name: XXXXXXXXXXXXX

Account No.: XXXXXXXXXXXXXX

Further Credit: XXXXXXXXXXXXXX

Exhibit D

Substantial Form of Fifth Supplemental Indenture

FIFTH SUPPLEMENTAL INDENTURE

This FIFTH SUPPLEMENTAL INDENTURE, dated as of _______. 2024 (this “Fifth Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and, together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, together with the Series 2020B Bonds, the “Subordinate Bonds” and, the Series 2020C Bonds collectively with the Series 2020A Bonds and Series 2020B Bonds, the “Bonds”);

WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to, among other things, assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Obligations (as defined in the Guaranty) of the Company on the terms set forth therein, in favor of the Trustee;

WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;

WHEREAS, pursuant to the terms of that certain Purchase Agreement and Consent, dated as of March 5, 2024, by and among the Company, the Guarantor, and each of the other signatories thereto, the Guarantor purchased, and as of the date hereof is the Holder of, (i) all of the Outstanding Subordinate Bonds, and (ii) $216,750,000 in aggregate principal amount of the Outstanding Senior Bonds, with the effect that, as of the date hereof the Guarantor is the Holder of a majority in aggregate principal amount of the Senior Bonds Outstanding and, therefore, constitutes the Majority Holders;

WHEREAS, the Company has requested that the Trustee, at the direction of the Majority Holders, amend certain provisions of the Indenture and other Financing Documents as described herein;

WHEREAS, pursuant to such request, the Guarantor, in its capacity as Majority Holders, has agreed to amend certain provisions of the Indenture and other Financing Documents, subject to the terms and conditions set forth herein, and has directed the Trustee to execute this Fifth Supplemental Indenture pursuant to that certain Direction and Indemnity, dated as of _____, 2024 (the “Direction and Indemnity”); and

WHEREAS, at the request of the Company, by passage on ______, 2024 of Resolution No. 2024- ___ by its Board of Directors (the “Amending Resolution”), the Issuer has approved the substantial form of the Fifth Supplemental Indenture and authorized its execution and delivery.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof:

(a) Section 1.01 of the Indenture is hereby amended by adding the following defined term in appropriate alphabetical order:

““Fifth Supplemental Indenture” means the Fifth Supplemental Indenture, dated as of _________, 2024, by and among the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, as amended, restated, supplemented or otherwise modified from time to time.”

(b) The definition of “Majority Holders” set forth in Section 1.01 of the Indenture is hereby deleted and replaced by the following definition:

““Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of Bonds then Outstanding.”

(c) Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, the lead-in paragraph of Section 10.02(a) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(a) Except as provided in Section 10.01 hereof, the Holders of not less than 75% in aggregate principal amount of the Outstanding Senior Bonds shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, any Supplemental Indenture or the Bonds; provided, however, that nothing contained in this Section shall permit:”

Section 2. Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Fifth Supplemental Indenture, each Company Party hereby represents and warrants that:

(a) Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or limited liability company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Fifth Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Fifth Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) The execution, delivery, and performance of this Fifth Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.

(d) All of the representations and warranties of the Company Parties under this Fifth Supplemental Indenture and the other Financing Documents and Bond Documents (after giving effect to this Fifth Supplemental Indenture) are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Fifth Supplemental Indenture.

Section 3. Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Fifth Supplemental Indenture, the Issuer hereby represents and warrants that:

(a) The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.

(b) The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Fifth Supplemental Indenture, to undertake the transactions contemplated by this Fifth Supplemental Indenture and to carry out its obligations hereunder.

(c) Neither the execution and delivery of this Fifth Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Fifth Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.

(d) Pursuant to the Amending Resolution, the Issuer has duly authorized the execution and delivery of this Fifth Supplemental Indenture.

(e) When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Fifth Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Fifth Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.

(f) To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Fifth Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Fifth Supplemental Indenture.

(g) The Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.

(h) The Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.

Section 4. Conditions Precedent To Effectiveness. This Fifth Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:

(a) The Trustee shall have received (i) this Fifth Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, and (ii) the Direction and Indemnity, duly executed by the Guarantor in its capacity as Majority Holders.

(b) The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Fifth Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).

(c) The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).

(d) The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.

(e) The Trustee shall have received a customary legal opinion of Locke Lord LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.

(f) The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP in connection with the review and execution of this Fifth Supplemental Indenture.

(g) The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (A) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Fifth Supplemental Indenture and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Fifth Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (g)).

(h) The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.

(i) The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.

Section 5. Reference To And Effect Upon The Financing Documents.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties pursuant to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents.

(b) Except as expressly provided herein, the execution, delivery and effectiveness of this Fifth Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.

(c) From and after the date on which this Fifth Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement, or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents shall include, without limitation, this Fifth Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) This Fifth Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document.

Section 6. Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Fifth Supplemental Indenture all reasonable and documented, out-of-pocket legal costs of the Trustee, in connection with the administration of the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of its rights in connection with the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond

Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.

Section 7. Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee pursuant to the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Fifth Supplemental Indenture is permitted under the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents.

Section 8. Reaffirmation. Except as expressly modified by this Fifth Supplemental Indenture, each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Fifth Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 9. Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders, and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity, which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including, but not limited to, any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this

Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Fifth Supplemental Indenture, or the other Financing Documents or Bond Documents.

Section 10. Trustee. For the avoidance of doubt, with respect to all matters contained in this Fifth Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement, or any other Financing Document or Bond Document, and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.

Section 11. GOVERNING LAW; Jurisdiction.

(a) Governing Law. This Fifth Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.

(b) Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Fifth Supplemental Indenture and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the parties hereto and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.

(c) Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE BONDS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12. Headings. Section headings in this Fifth Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Fifth Supplemental Indenture for any other purposes.

Section 13. Severability. The illegality or unenforceability of any provision of this Fifth Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Fifth Supplemental Indenture or any instrument or agreement required hereunder.

Section 14. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Fifth

Supplemental Indenture or any other Financing Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: Name: Robert Horton Title: Chair, Board of Directors COMPANY: PURECYCLE: OHIO LLC By: Name: Title:
GUARANTOR: PURECYCLE TECHNOLOGIES LLC By: Name: Title: PLEDGOR: PCTO HOLDCO LLC By: Name: Title:

[Signature Page to Fifth Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: Name: Title:

[Signature Page to Fifth Supplemental Indenture]

Exhibit E

Sixth Supplemental Indenture Covenants

1.
The definition of “Outside Completion Date” in Section 1.01 of the Indenture shall be amended to December 31, 2026.

2.
Include in the Loan Agreement covenants to meet the stated Senior Parity Coverage Requirement and the stated Overall Coverage Requirement, beginning with the fiscal year ended December 31, 2026.

3.
Include in the Loan Agreement a revision to the covenant to provide year-end financial statements, such that (a) the requirement shall be required only of PureCycle Technologies LLC and shall not be required of PureCycle: Ohio LLC, and (b) such financial statements may be provided on a consolidated basis with PCT, Inc.

4.
Include in the Indenture and in the Loan Agreement customary events of default related to the failure to perform financial covenants.